                                                                    EXHIBIT 5(c)

                                                                 Office Use Only
                                                                 Doc Code: 02
                                                                 WQ:

(LOGO)                     MEMBERS(R) VARIABLE ANNUITY II
                            VARIABLE ANNUITY APPLICATION
                                    ____________________________________________
                                    CREDIT UNION NO. [ ] Check If not Applicable

1.  ANNUITANT (OWNER) Must be age 85 or younger.

    Name____________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP _________

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    SSN/ITIN:      [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Date of Birth: [ ] [ ]   [ ] [ ]   [ ] [ ] [ ] [ ]
                    Month      Day          Year

    Daytime Phone ( )_______________________________________

2.  CO-ANNUITANT/CO-OWNER: OPTIONAL; NONQUALIFIED ONLY
    (Check one, if applicable.)

    [ ] CO-ANNUITANT Must be spouse of annuitant & age 85 or younger.
    [ ] CO-OWNER Must be age 85 or younger.
    [ ] CO-ANNUITANT & CO-OWNER Must be spouse of annuitant & age 85 or younger.

    Name ___________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP _________

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    Relationship to Annuitant _________________

    SSN/ITIN:      [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Date of Birth: [ ] [ ]   [ ] [ ]   [ ] [ ] [ ] [ ]
                    Month      Day          Year

    Daytime Phone ( )_______________________________________

3.  OWNER if Owner is other than the Annuitant. Must be age 85 or younger.

    Name ___________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP _________

    IF OWNER IS AN ENTITY (Complete ATTN and EIN):

    ATTN ______________________________________

    IF OWNER IS AN INDIVIDUAL:

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    Relationship to Annuitant _________________

    SSN/ITIN:      [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Date of Birth: [ ] [ ]   [ ] [ ]   [ ] [ ] [ ] [ ]
                    Month      Day          Year

    Daytime Phone ( )__________________________

    EIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

4.  BENEFICIARY Right to change reserved, unless otherwise specified.To list more beneficiaries, use Section 7 or use a separate signed and dated paper. If naming a trust, give trust name, trust date, trustee name(s).

                   Name                 Address        Relationship to Annuitant

    Primary ____________________________________________________________________
    ____________________________________________________________________________

    Contingent _________________________________________________________________

5.  PLAN TYPE/TAX QUALIFICATION STATUS (Check one.)
    [ ] Nonqualified [ ] 457(b) [ ] 457(f)
        Qualified: [ ] Traditional IRA [ ] Roth IRA [ ] SEP IRA [ ] 403(b)
    [ ] Other _______________________

6. PURCHASE PAYMENTS (Make checks payable to CUNA Mutual Life Insurance Company. The Initial Purchase Payment applied will be equal to the actual amount received by CUNA Mutual Life Insurance Company.)

    SINGLE/INITIAL PURCHASE PAYMENT $ __________________________________________
    (Min. Total First year: Nonqual. $5,000 Qual. or 457 $2,000, 403(b) $300) Payment Type: [ ] 1035 Exchange [ ] Transfer [ ] Rollover

    TRADITIONAL IRA, ROTH IRA, SEP IRA, 403(B):
    CONTRIBUTION YEAR __________ (excludes transfers/rollovers)
    If left blank, current calendar year will apply.

    FUTURE PURCHASE PAYMENTS $ _________________________________________________
    (Min.: $25 for Automatic & List Bill, $100 for Direct)
        Automatic (ACH) - Complete Section 12.
    [ ] List Bill - [ ] Bi-weekly [ ] Semimonthly [ ] Monthly
    [ ] Direct Bill - [ ] Quarterly [ ] Semiannually [ ] Annually

7.  SPECIAL INSTRUCTIONS _______________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

8.  HOME OFFICE USE ONLY

                                                             Office Use Only: 02

9. REPLACEMENT

     Do you have any existing life insurance or annuities with our company or any other company? [ ]Yes [ ]No

     Will this contract replace, discontinue or change any existing life insurance or annuities with our company or any other company? [ ]Yes [ ]No If Yes: What Company?______________________________________________________

             What Contract Number?______________________________________________

10. OPTIONAL DEATH BENEFIT(S) (See prospectus. The following optional death benefits are available at an additional charge.)

    Annuitant(s) Age 75 or Younger on the Contract Issue Date:

      [ ] Maximum Anniversary  [ ] 5% Annual Guarantee  [  ] Both Maximum
                                                             Anniversary and
                                                             5% Annual Guarantee

    Annuitant(s) Age 76 or Older on the Contract Issue Date:

      [ ] Minimum Death Benefit Guarantee

11. TELEPHONE/FAX/INTERNET AUTHORIZATION See the Telephone/Fax/Internet Authorization Section of the Optional Program(s) form for detail on what transactions can be done by telephone/fax/internet.

    I understand that I will automatically have telephone/fax/internet authorization unless the following box is marked:

      [ ] I do NOT want telephone/fax/internet authorization

    I understand that the representative(s) assigned to my contract will automatically have telephone/fax/internet authorization unless the following box is marked:

      [ ] I do NOT want the representative(s) assigned to my contract to have telephone/fax/internet authorization

12. AUTOMATIC PAYMENT PLAN AUTHORIZATION (ACH) [ ]New Plan or
    [ ]Add to Existing Plan-Group No. __________

    [ ]INITIAL PAYMENT: I hereby authorize CUNA Mutual Life Insurance Company and the financial institution named below to retain my account information and make a debit entry for my initial payment in the amount of $____________.

    [ ]FUTURE PAYMENTS: I authorize CUNA Mutual Life Insurance Company and the financial institution named below to retain my account information and to initiate deductions or credits to my account by electronic funds transfer or paper draft. This authorization will remain in effect until revoked by me in writing or by telephone.

       Frequency:  [ ]Monthly [ ]Quarterly  [ ]Semiannually [ ]Annually

       Indicate the amount: $______________ Indicate the____________(month) and ___________(day: 1-28 only) this should begin.

                (Deductions will occur on the first of the month
                        unless another date is selected)

       I understand I will receive quarterly statements for my variable annuity.

    Financial Institution _________________ Routing Number _____________________

    Address________________________________ Account Number _____________________

    City __________________ State _________ [ ]Share Draft/Checking
                                               (Attach blank voided check.)

    Phone Number __________________________ [ ]Share Account/Savings
                                               (Only available for accounts
                                                 accepting electronic
                                                 transactions.)

    Signature of Account Owner, if other than the Annuitant or Owner ___________

                                                             Office Use Only: 02

13. PURCHASE PAYMENT ALLOCATION % (WHOLE %; MUST TOTAL 100%; MINIMUM 1% PER SUBACCOUNT OR FIXED PERIOD.)
    ALLOCATION % TO SUBACCOUNT(S) OF THE VARIABLE ACCOUNT:

    ______% Mid Cap Value                   ______% Money Market                     ______% Conservative Allocation

    ______% Large Cap Growth                ______% International Stock              ______% Moderate Allocation

    ______% Large Cap Value                 ______% Mid Cap Growth                   ______% Aggressive Allocation

    ______% Diversified Income              ______% High Income                      ______% Small Cap Growth

    ______% Bond                            ______% Global Securities                ______% Small Cap Value


    ALLOCATION % TO FIXED PERIOD(S) OF THE FIXED ACCOUNT OPTION: (MINIMUM: $1000 EACH PAYMENT.)
       ______% 1 Year

    ALLOCATION % TO DCA 1 YR. FIXED PERIOD OF THE FIXED ACCOUNT OPTION: (MINIMUM: $1,000 EACH PAYMENT.)
       ______% DCA 1 Year (Complete the DCA 1 Year Fixed Period Transfer Section located below the dashed line.*)

    *DCA 1 YEAR FIXED PERIOD TRANSFERS REQUIRED FOR ALLOCATIONS MADE TO THE DCA 1 YEAR FIXED PERIOD.
         (If the following section is not completed, a Dollar Cost Averaging form must be completed - CLS-217.)

       MONTHLY TRANSFERS WILL BEGIN 1 MONTH AFTER ALLOCATION TO THE DCA 1 YEAR FIXED PERIOD. (If the transfer date falls on a weekend or holiday, the transfer will be made on the following valuation day.)

       TRANSFERS OF EQUAL MONTHLY AMOUNTS WILL DEPLETE THE DCA 1 YEAR FIXED AMOUNT. THE TRANSFERS WILL OCCUR AUTOMATICALLY FOR THE
       DURATION OF THE FIXED PERIOD ACCORDING TO THE SUBACCOUNTS SELECTED BELOW: (This is the minimum monthly transfer amount.
       To transfer a larger amount you must complete the Dollar Cost Averaging form - CLS-217. Additional transfers are allowed by request.)

       TRANSFERS FROM THE DCA 1 YR. FIXED PERIOD TO BE DISTRIBUTED TO THE FOLLOWING SUBACCOUNTS: (WHOLE %; MUST TOTAL 100%.)


    ______% Mid Cap Value                   ______% Money Market                     ______% Conservative Allocation

    ______% Large Cap Growth                ______% International Stock              ______% Moderate Allocation

    ______% Large Cap Value                 ______% Mid Cap Growth                   ______% Aggressive Allocation

    ______% Diversified Income              ______% High Income                      ______% Small Cap Growth

    ______% Bond                            ______% Global Securities                ______% Small Cap Value

    (If no subaccounts are selected, transfers will be automatically distributed to the Money Market subaccount.)

14. PORTFOLIO REBALANCE PROGRAM (Not applicable if purchase payments are allocated to a fixed period.)
    FREQUENCY (Check one.)  [ ]Monthly     [ ]Quarterly    [ ]Semiannually        [ ]Annually
                                If the frequency is not selected, transfers will occur quarterly.

    INDICATE HOW YOU WOULD LIKE YOUR VARIABLE ACCOUNT VALUE ALLOCATED: (Select a. or b. If neither is selected, a. will apply.)

       [ ] a. Transfer the value in my subaccounts in proportion to my purchase payment allocation schedule.

       [ ] b. Transfer the value in my subaccounts as follows: (WHOLE %; MUST TOTAL 100%.)

    ______% Mid Cap Value                   ______% Money Market                     ______% Conservative Allocation

    ______% Large Cap Growth                ______% International Stock              ______% Moderate Allocation

    ______% Large Cap Value                 ______% Mid Cap Growth                   ______% Aggressive Allocation

    ______% Diversified Income              ______% High Income                      ______% Small Cap Growth

    ______% Bond                            ______% Global Securities                ______% Small Cap Value

15. PRESERVATION PLUS PROGRAM

       I will participate in the Preservation Plus Program. I hereby authorize CUNA Mutual Life Insurance Company to allocate a portion of the initial purchase payment to the following fixed period: (Check one.)
                        [ ] 1 Year

    This portion will be the present value reflecting the guaranteed interest rate as of the contract issue date for the fixed period indicated. The difference between the initial purchase payment and the portion allocated to the fixed period will be allocated as indicated in Section 13.


                                                             Office Use Only: 02

16. AGREEMENT

    - I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and are made as a basis for my application.

    - I understand that no agent is authorized to make, modify or discharge any annuity contract provision or waive any of the Company's rights or requirements.

    - ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT, OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIME AND SUBJECT TO FINES AND CONFINEMENT IN PRISON, DEPENDING ON STATE LAW.

    - I UNDERSTAND THAT CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

    - I UNDERSTAND THAT AMOUNTS WITHDRAWN FROM THE FIXED ACCOUNT OPTION MAY BE ADJUSTED UPWARD OR DOWNWARD BASED ON A MARKET VALUE FORMULA.

    - If this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing contract is suitable, and I have considered product features, fees and charges.

    -  I ACKNOWLEDGE RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS DATED___.

    Signed at __________________________________
                        City and State

    ______________________________________________________________ _____________
     Signature of Annuitant (Owner) (Person Named in Section 1)        Date

    ______________________________________________________________ _____________
    Signature of Co-Annuitant/Co-Owner (Person Named in Section 2)     Date

    ______________________________________________________________ _____________
        Signature of Owner (Person Named in Section 3)                 Date

    AGENT: To the best of your knowledge, will this contract replace, discontinue or change any existing life insurance or annuities? [ ]Yes [ ]No If yes, I hereby confirm:

          (1) That consideration has been given to product features, fees and charges.

          (2) That this replacement meets the Company's standards for replacement sales.

          (3) All required documents have been completed in compliance with applicable state regulations.

          (4)  That the following sales material was used:_____________________.

    Reason(s) for Replacement: _________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    Compensation Option:  [ ]1  [ ]2  [ ]3  [ ]4
                          (If an Option is not selected, Option 1 will apply.)

    _________  __________________________   [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
       Date         Signature of Agent      Provide your 5 and 3 digit Agent No.